Exhibit 10.11

ON SEMICONDUCTOR CORPORATION

RESTRICTED STOCK AGREEMENT

(Form of Agreement for Non-employee Board of Directors)

ON Semiconductor Corporation, a Delaware Corporation (“Company”), hereby grants to                      (“Grantee”), a Participant in the ON Semiconductor Corporation (formerly known as SCG Holding Corporation) 2000 Stock Incentive Plan (“Plan”), as amended, a Restricted Stock Award (“Award”) for shares of the Company’s Common Stock (“Stock”). The grant on                     , made effective as of                      (“Grant Date”).

A. The Board of Directors (“Board”) of the Company has adopted the Plan to provide incentives to attract and retain those individuals whose services are considered unusually valuable by providing them an opportunity to have a proprietary interest in the success of the Company.

B. The Board desired to grant Stock to the Grantee subject to him providing continued services through the Grant Date.

C. Company believes that entering into this Restricted Stock Agreement (“Agreement”) with the Grantee is consistent with those purposes.

D. Any capitalized term not defined in this Agreement will have the meaning as set forth in the Plan.

NOW, THEREFORE, the Company and Grantee agree as follows:

AGREEMENT

1. GRANT OF RESTRICTED SHARES. Subject to the provisions of this Agreement including, without limitation, the requirement that the Grantee provide continued services to the Company through the Grant Date, the Company grants to Grantee restricted shares of the Company’s common stock (“Stock”) in an amount equal to $                     divided by the closing price of the Company’s Stock on the Grant Date (“Restricted Shares”). Subject to the provisions of the Agreement and the Plan, the Company will deliver to the Grantee the number of whole shares of Stock, rounded up or down. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2. RIGHTS OF GRANTEE. Subject to the provisions of this Agreement and the Plan, as of the Grant Date, Grantee shall be a stockholder with respect to all of such Restricted Shares and shall have all of the rights of a stockholder in the Company with respect to the Restricted Shares.

3. RESTRICTIONS ON RESTRICTED SHARES. Grantee acknowledges that he has not committed to sell, transfer, pledge, exchange, grant any security interest in, or otherwise disposed of, any Restricted Shares, before the Grant Date.

A. LAPSE OF RESTRICTIONS. The restrictions set forth in 3 above lapse as of the close of business on the Grant Date.

4. DELIVERY OF SHARES. No shares of Stock shall be delivered under this Agreement until: (i) the Grant Date as provided for in 1 above; (ii) approval of any governmental authority required in connection with the Agreement, or the issuance of shares thereunder, has been received by the Company; and (iii) if required by the Committee, the Grantee has delivered to the Company documentation (in form and content acceptable to the Company in its sole and absolute discretion) to assist the Company in concluding that the issuance to the Grantee of any share of Stock under this Agreement would not violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

5. SECURITIES ACT. The Company shall not be required to deliver any shares of Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

6. COPY OF PLAN. By the execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan.

7. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Board in accordance with the terms of and as provided in the Plan. The Board shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

8. CONTINUATION OF SERVICES. This Agreement shall not be construed to confer upon the Grantee any right to continue providing services to, the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the services of the Grantee at any time.

9. FEDERAL AND STATE TAXES. Grantee may incur certain liabilities for Federal, state, or local taxes in connection with the grant of the Restricted Shares hereunder, and the Grantee agrees to be responsible for the payment of any resulting taxes.

10. AMENDMENT OF AGREEMENT. This Agreement may only be amended with the written approval of Grantee and the Company.

11. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.

12. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment, or understanding of any kind whatsoever not expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has signed this Agreement, in each case as of the          day of                     ,             .

ON SEMICONDUCTOR CORPORATION

By:

[Name]
Its:

GRANTEE:

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